UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005

JAMESON INNS, INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-23256	58-2079583
(Commission File Number)	(IRS Employer Identification No.)

8 Perimeter Center East, Suite 8050, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

(770) 481-0305

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Trust Preferred Securities

On March 15, 2005, Jameson Inns, Inc. (the “Company”), successfully completed a private offering of $26,250,000 in Trust Preferred Securities (“Trust Preferred Securities”), liquidation amount $1000 per Trust Preferred Security. The Trust Preferred Securities were issued by the Company’s statutory trust, Jameson Inns Financing Trust I, a Delaware business trust (the “Trust”). The Trust simultaneously issued 812 common securities of the Trust to the Company for a purchase price of $812,000. All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The placement agent received a fee of 3% of the principal amount of the Trust Preferred Securities.

The Trust used the proceeds from the sale of the Trust Preferred Securities to purchase the Company’s Junior Subordinated Notes (the “Notes”), in the aggregate principal amount of $27,062,000. The Notes have a fixed rate equal to 8.46% per annum through the interest payment date on March 30, 2010, and thereafter for the balance of the 30 year term a variable rate equal to LIBOR plus 4.2 percentage points per annum, with interest payable quarterly beginning June 30, 2005. The Notes were issued pursuant to an indenture (the “Indenture”), dated March 15, 2005, by and between the Company and JPMorgan Chase Bank, National Association, as trustee. The interest on the Notes will be used by the Trust to pay the dividends on the Trust Preferred Securities. The Indenture permits the Company to redeem the Notes on or after March 30, 2010. If the Company redeems any amount of the Notes, the Trust must redeem a like amount of the Trust Preferred Securities.

The Trustee, the holders of 25 percent of the aggregate amount of the Notes or the holders of 25 percent of the liquidation amount of the Trust Preferred Securities may accelerate the maturity of the Notes in the event of default by the Company. An event of default means (1) default in the payment of interest when due and continuance for a period of 30 days, (2) default in the payment of principal at maturity, (3) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture, (4) bankruptcy or (5) the voluntary dissolution or termination of the Trust.

The net proceeds to the Company from the sale of the Notes to the Trust will be used to retire other debt and for general corporate purposes.

The preceding descriptions are only summaries and are qualified in the entirety by the full text of the agreements, which are incorporated by reference herein.

Executive Bonuses

On March 15, 2005, the Board of Directors of the Company approved the grant of cash bonuses and shares of restricted stock to be awarded to the named executive officers in recognition for work performed and goals accomplished during 2004. The stock grants will all be made on April 1, 2005 pursuant to the Jameson 2003 Stock Incentive Plan. One-third of the restricted shares will vest on each of the first three anniversary dates of the date of grant. The bonuses and stock grants were previously approved by the Compensation Committee of the Board of Directors, subject to final approval by the entire Board.

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The amounts of the bonus awards and the numbers of shares of restricted stock to be awarded to executive officers listed below are:

Executive Officer	Cash Bonus Amount	Number of Restricted Shares
Thomas W. Kitchin, Chief Executive Officer and Chairman of the Board of Directors	$100,000	100,000
Craig R. Kitchin, President and Chief Financial Officer	$50,000	50,000
Steven A. Curlee, Vice President – Legal and General Counsel	$25,000	35,000
Martin D. Brew, Treasurer and Chief Accounting Officer	$15,000	30,000

The Board of Directors further authorized the Company to pay as an additional bonus to each named grantee of restricted stock a cash amount sufficient to pay the federal and state income taxes incurred by such individual as a result of the vesting of the shares of restricted stock. The bonuses are to be paid only if and when the restricted shares vest.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under “Trust Preferred Securities” is incorporated herein by reference.

ITEM 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under “Trust Preferred Securities” is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(c)

Exhibit	Description
10.01	Purchase Agreement dated as of February 24, 2005, among Jameson Inns, Inc., Jameson Inns Financing Trust I and Taberna Preferred Funding I, Ltd.

10.02	Junior Subordinated Indenture dated as of March 15, 2005, between Jameson Inns, Inc. and JPMorgan Chase Bank, National Association, as Trustee

10.03	Amended and Restated Trust Agreement dated as of March 15, 2005, among Jameson Inns, Inc., JPMorgan Chase Bank, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein

10.04	Junior Subordinated Note due 2035 dated March 15, 2005

10.05	Preferred Securities Certificate dated March 15, 2005

10.06	Common Securities Certificate dated March 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON INNS, INC.

Dated as of March 17, 2005

	By:	Craig R. Kitchin

/s/ Craig R. Kitchin
President & Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit	Description
10.01	Purchase Agreement dated as of February 24, 2005, among Jameson Inns, Inc., Jameson Inns Financing Trust I and Taberna Preferred Funding I, Ltd.

10.02	Junior Subordinated Indenture dated as of March 15, 2005, between Jameson Inns, Inc. and JPMorgan Chase Bank, National Association, as Trustee

10.03	Amended and Restated Trust Agreement dated as of March 15, 2005, among Jameson Inns, Inc., JPMorgan Chase Bank, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein

10.04	Junior Subordinated Note due 2035 dated March 15, 2005

10.05	Preferred Securities Certificate dated March 15, 2005

10.06	Common Securities Certificate dated March 15, 2005

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